UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2010

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-31719 (Commission File Number)	13-4204626 (I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of matters to a vote of Security Holders
On May 4, 2010, Molina Healthcare, Inc. held its 2010 Annual Meeting of Stockholders. At the meeting, a total of 24,395,892 shares were voted, representing 91.5% of the 26,654,275 shares outstanding as of the March 15, 2010 record date.
With regard to Proposal No. 1 for the election of three Class II directors, the stockholders voted as follows:

Director	Votes For	Votes Withheld	% of Votes For
Charles Z. Fedak	22,972,546	683,352	86.2

John C. Molina	23,090,326	565,572	86.6

Sally K. Richardson	23,378,907	276,991	87.7
With regard to Proposal No 2. for the re-approval of the material terms of the performance goals for Internal Revenue Code Section 162(m) awards under the Molina Healthcare, Inc. Incentive Compensation Plan, the stockholders voted as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For
24,077,136	272,927	45,829	0	90.3

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.
Date: May 10, 2010	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Vice President, Deputy General Counsel, and Assistant Corporate Secretary